UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Hillcrest Avenue
Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On April 24, 2025, the Board of Directors of Hilltop Holdings Inc. (the “Company”) appointed Mr. Gerald J. Ford as Chairman Emeritus effective immediately. As Chairman Emeritus, Mr. Gerald J. Ford will be invited to attend and participate in meetings of the Board of Directors of the Company but will not be eligible to vote on matters brought before the Board of Directors. In conjunction with that appointment, the Board of Directors of the Company appointed, effective immediately, Mr. Jeremy B. Ford as Chairman of the Board and Mr. Tracy Bolt as lead independent director. The Board of Director also reduced the number of directors of the Company to fourteen directors.

Amendment to Employment Agreement

On April 25, 2025, the Company and Martin B. Winges entered into the Second Amendment to Employment Agreement (the “Second Amendment”), which is effective as of February 19, 2025. The Second Amendment amends the Employment Agreement, dated as of November 20, 2018 (the “Original Employment Agreement”), as amended and supplemented by that certain First Amendment to Employment Agreement, dated as of March 31, 2022, but effective as of February 19, 2022 (the “First Amendment,” and together with the Original Employment Agreement, collectively, the “Employment Agreement”), between the Company and Mr. Winges, as follows:

●	Extends the term of the Employment Agreement until February 29, 2028 (the Employment Agreement previously expired on February 20, 2025);

●	Amends the amount of the incentive bonus payable upon termination without cause or upon a change of control from the prior calendar year incentive bonus to the average of the incentive bonuses for each of the three calendar years; and

●	Adds that the Employment Agreement may be voluntarily terminated by Mr. Winges for retirement upon attaining the age of 65, and that Mr. Winges will be entitled to receive a pro rata portion of his target incentive bonus for such current calendar year.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is attached as Exhibit 10.7.3 to this Current Report on Form 8-K and incorporated by reference herein.

Section 8 – Other Events

Item 8.01	Other Events

The information set forth in Item 5.02 of this Current Report on Form 8-K under the caption “Board of Directors” is incorporated by reference into this Item 8.01.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.	Not applicable.
(b)	Pro forma financial information.	Not applicable.
(c)	Shell company transactions.	Not applicable.
(d)	Exhibits.

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The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit
Number	Description of Exhibit

10.7.3	Second Amendment to Employment Agreement by and between Hilltop Holdings Inc. and Martin B. Winges, dated April 25, 2025, but effective as of February 19, 2025.

104	Cover Page Interactive File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	April 25, 2025	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	Executive Vice President, General Counsel & Secretary

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